Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Annual Report on Form 10-K of International Shipholding Corporation for the period ended December 31, 2013 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14 (b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the Unites States Code.

Manuel G. Estrada, the Chief Financial Officer of International Shipholding Corporation, hereby certifies, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13a or 15d of the Exchange Act; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the International Shipholding Corporation.

Dated: March 13, 2014

                /s/ Manuel G. Estrada

                                                                                      ____________________________________

                   Manuel G. Estrada

Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.